EX-4.1

INDENTURE

between

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1,

Issuing Entity

and

WELLS FARGO BANK, N.A.,

Trust Administrator and Indenture Trustee

Dated as of April 1, 2007

EXHIBITS

EXHIBIT A EXHIBIT B EXHIBIT C	Forms of Notes [Reserved] Form of ERISA Transfer Affidavit

(iv)

     This INDENTURE, dated as of April 1, 2007 (this “Indenture”), is between FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1, a Delaware statutory trust (the “Issuing Entity”), WELLS FARGO BANK, N.A., a national banking association, as Trust Administrator (the “Trust Administrator”) and as indenture trustee and not in its individual capacity (the “Indenture Trustee”).

     Each party agrees as follows for the benefit of the other party, for the equal and ratable benefit of the Holders of the Issuing Entity’s Notes in the Classes specified herein (the “Notes”) and the Swap Counterparty:

GRANTING CLAUSE

     The Issuing Entity hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes and the Swap Counterparty, all of the Issuing Entity’s right, title and interest, whether now owned or hereafter acquired, in and to: (i) the Trust Estate (as defined in the Transfer and Servicing Agreement); (ii) the Issuing Entity’s rights and benefits but none of its obligations under the Transfer and Servicing Agreement (including the Issuing Entity’s right to cause the Seller to repurchase Mortgage Loans from the Issuing Entity under the circumstances described therein); (iii) the Issuing Entity’s rights and benefits but none of its obligations under the Custodial Agreement; (iv) the Issuing Entity’s rights and benefits but none of its obligations under the Mortgage Loan Purchase Agreement; (v) the Trust Account and all amounts and property in the Trust Account and the Security Entitlements to all Financial Assets credited to such accounts from time to time; (vi) the Swap Agreement, and all rights of the Trust and payments thereunder; (vii) all other property of the Trust from time to time; and (viii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Collateral”).

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure (i) the payment of all amounts due on the Notes and the Swap Agreement in accordance with their terms, (ii) the payment of all other sums payable under the Indenture with respect to the Notes, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and the Swap Counterparty, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required of it in this Indenture in accordance with its terms.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     Act:  The meaning specified in Section 11.03(a).

     Authorized Officer: With respect to the Issuing Entity, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuing Entity and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Transfer and Servicing Agreement is in effect, any Vice President, Assistant Vice President, Trust Officer or more senior officer of the Trust Administrator who is authorized to act for the Trust Administrator in matters relating to the Issuing Entity and to be acted upon by the Trust Administrator pursuant to the Transfer and Servicing Agreement and who is identified on the list of Authorized Officers delivered by the Trust Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Book-Entry Notes: Beneficial interests in Notes designated as “Book-Entry Notes” in this Indenture, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 2.11; provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be “Book-Entry Notes.”

     Certificate of Trust: The certificate of trust of the Issuing Entity substantially in the form of Exhibit C to the Trust Agreement.

     Class M Notes: Each of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 notes.

     Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Clearstream: Clearstream Banking Luxembourg, and any successor thereto.

     Collateral: The meaning specified in the Granting Clause of this Indenture.

     Commission: The Securities and Exchange Commission.

     Current Interest: As defined in the Transfer and Servicing Agreement.

     Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     Definitive Note: A Note of any Class issued in definitive, fully registered, certificated form.

     Depository Institution: Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to each Rating Agency.

     Euroclear: Euroclear SA/NV, as operator of the Euroclear System.

     Event of Default: The meaning specified in Section 5.01.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Executive Officer: With respect to any corporation or limited liability company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Manager, Executive Vice President, any Vice President, the Secretary or the Treasurer of such entity; and with respect to any partnership, any general partner thereof.

     Global Securities: The meaning specified in Section 2.01(a) .

     Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Holder or Noteholder: A Person in whose name a Note is registered on the Note Register.

     Independent: When used with respect to any specified Person, that such Person (a) is in fact independent of the Issuing Entity, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuing Entity, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuing Entity, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuing Entity Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

     Issuing Entity: Fieldstone Mortgage Investment Trust, Series 2007-1, a Delaware statutory trust, or any successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     Issuing Entity Order or Issuing Entity Request: A written order or request signed in the name of the Issuing Entity by any one of its Authorized Officers and delivered to the Indenture Trustee.

     Non-Priority Class Note: As of any date of determination, any Outstanding Note other than the related Notes that comprise the Priority Class Notes.

     Note: Any of the Class l-A, Class 2-A1, Class 2-A2, Class 2-A3, Class Ml, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes issued pursuant to this Indenture, substantially in the forms attached hereto as Exhibit A.

     Note Owner or Owner: With respect to a Book-Entry Note, the Person that is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the registered owner of such Note as reflected in the Note Register.

     Note Register: The meaning specified in Section 2.04.

     Note Registrar: The meaning specified in Section 2.04. The initial Note Registrar shall be the Trust Administrator.

     Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuing Entity, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuing Entity.

     Outstanding: As of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

       (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

       (ii) Notes the payment for which money in the necessary amount has been theretofore deposited with the Trust Administrator or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Trust Administrator); and

       (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trust Administrator is presented that any such Notes are held by a protected purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Balance of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Operative Agreement, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Trust Administrator or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded (unless such action requires the consent, waiver, request or demand of 100% of the Outstanding Balance represented by a particular Class and 100% of the Outstanding Balance represented by such Class is registered in the name of one or more of the foregoing entities). Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuing Entity, any other obligor upon the Notes, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer, the Trust Administrator or any Affiliate of any of the foregoing Persons.

     Outstanding Balance: The aggregate principal or notional amount of the Notes Outstanding as of the date of determination.

     Paying Agent: Initially, the Trust Administrator or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuing Entity, in accordance with the provisions of Section 3.03, to make payments to and distributions from the Trust Account, including payments of principal of or interest on the Notes on behalf of the Issuing Entity.

     Permitted Transferee: Means a single entity for federal income tax purposes that qualifies as (a) a REIT, (b) a Qualified REIT Subsidiary, or (c) an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary.

     Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.04 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     Priority Class Notes: Until the Class Principal Amounts of the Senior Notes are reduced to zero and all sums payable to the Holders of the Senior Notes have been paid in full, the Senior Notes; when the Class Principal Amounts of the Senior Notes have been reduced to zero and all amounts payable to the Holders of the Senior Notes have been paid in full, the Class M1 Notes; when the Class Principal Amounts of the Senior Notes and the Class M1 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M2 Notes; when the Class Principal Amounts of the Senior Notes, the Class M1 Notes and the Class M2 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M3 Notes; when the Class Principal Amounts of the Senior Notes, the Class M1 Notes, the Class M2 Notes and the Class M3 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M4 Notes; when the Class Principal Amounts of the Senior Notes, the Class M1 Notes, the Class M2 Notes, the Class M3 Notes and the Class M4 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M5 Notes; when the Class Principal Amounts of the Senior Notes and the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes and the Class M5 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M6 Notes; and when the Class Principal Amounts of the Senior Notes and the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes and the Class M6 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M7 Notes; when the Class Principal Amounts of the Senior Notes and the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and Class M7 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M8 Notes; when the Class Principal Amounts of the Senior Notes and the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7 and Class M8 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M9 Notes; and when the Class Principal Amounts of the Senior Notes and the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes, Class M7, Class M8 and Class M9 Notes have been reduced to zero and all sums payable to the Holders of such Classes have been paid in full, the Class M10 Notes.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Prospective Owner: Each prospective purchaser and any subsequent transferee of a Note.

     Rating Agency Condition: With respect to any action to which the Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Issuing Entity and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the rated Notes.

     Redemption Date: In the case of a redemption of the Notes pursuant to Section 10.01, the Payment Date specified by the Indenture Trustee in the notice delivered pursuant to Section 10.02.

     Responsible Officer: Any officer of the Indenture Trustee with direct responsibility for administration of the Indenture.

     Retained Notes: Those certain Classes, or portions of certain Classes, of Notes in which FIC, as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary, acquires beneficial ownership.

     Senior Principal Notes: Each of the Class 1-A, Class 2-A1, Class 2-A2, and Class 2-A3 Notes.

     State: Any one of the 50 States of the United States of America or the District of Columbia.

     Transfer and Servicing Agreement: The Transfer and Servicing Agreement dated as of April 1, 2007, among the Issuing Entity, Fieldstone Mortgage Investment Corporation, as depositor, Wells Fargo Bank, N.A., as trust administrator and as indenture trustee, Fieldstone Investment Corporation, as seller, and Litton Loan Servicing LP, as servicer, as such may be amended or supplemented from time to time.

     Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Transfer and Servicing Agreement.

     Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     “Commission” means the Securities and Exchange Commission.

     “indenture securities” means the Notes.

     “indenture security holder” means a Noteholder.

     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Indenture Trustee.

     “obligor” on the indenture securities means the Issuing Entity and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

       (i) a term has the meaning assigned to it;

       (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

       (iii) “or” is not exclusive;

       (iv) “including” means including without limitation;

       (v) words in the singular include the plural and words in the plural include the singular;

       (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns;

       (vii) terms defined in the UCC and not otherwise defined herein shall have the meaning assigned to them in the UCC; and

       (viii) to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to United States dollars which are freely transferable by residents and nonresidents of the United States of America and convertible by such persons into any other freely convertible currency unless such transferability or convertibility is restricted by any law or regulation of general application in which event references to “U.S. dollars”, “dollars”, or the sign “$” shall be construed as references to such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America, and “cents” shall be construed accordingly.

ARTICLE TWO

THE NOTES

     Section 2.01. Form. The Notes shall be designated as the “Fieldstone Mortgage Investment Trust, Series 2007-1 Mortgage-Backed Notes.” The Notes, together with the Trust Administrator’s certificate of authentication, shall be in substantially the forms set forth in

Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Definitive Notes and the global certificates (“Global Securities”) representing the Book-Entry Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuing Entity by any Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Trust Administrator shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Trust Administrator shall, upon Issuing Entity Order, authenticate and deliver the Notes for original issue in the aggregate principal or notional amounts with respect to each Class as specified below:

Class	Principal Amount

1-A	$124,711,000
2-A1	$92,056,000
2-A2	$50,000,000
2-A3	$20,763,000
M1	$13,434,000
M2	$12,128,000
M3	$7,650,000
M4	$6,717,000
M5	$6,158,000
M6	$5,597,000
M7	$5,785,000
M8	$5,224,000
M9	$3,918,000
M10	$4,105,000

     The aggregate principal amounts of such Classes of Notes outstanding at any time may not exceed such respective amounts.

     The Notes will be issued in minimum principal amount denominations of $100,000 and integral multiples of $1 in excess thereof.

     Any Retained Notes will be subject to the same restrictions and consequences applicable to the Ownership Certificate as set forth in Section 3.03 of the Trust Agreement unless either (a) as of the date such Retained Notes are sold or transferred to a third party or taxable REIT subsidiary (within the meaning of the Code): (i) the owner of the Ownership Certificate is a Permitted Transferee; (ii) no modifications have been made to the transaction documents as of the date of such sale or transfer; (iii) the respective ratings of the Retained Notes as of the date of such sale or transfer are not lower than the ratings for such Retained Notes as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the Closing Date tax opinions or (b) a tax opinion is delivered from a nationally recognized law firm generally recognized to be qualified to opine concerning the tax aspects of asset securitization that (i) the Retained Notes “will be debt” and (ii) after the sale or transfer, the Trust will continue to qualify as a Qualified REIT Subsidiary for federal income tax purposes. For purposes of this Section 2.02, in determining whether a holder of Retained Notes complies with the provisions of Section 3.03 of the Trust Agreement, such holder will be deemed to be the Certificateholder.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trust Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03. Limitation on Transfer of Notes.

     (a) No transfer of a Note in the form of a Definitive Note shall be made unless the Note Registrar shall have received a representation from the transferee of such Note, acceptable to and in form and substance satisfactory to the Note Registrar and the Depositor (such requirement is satisfied only by the Note Registrar’s receipt of a transfer affidavit from the transferee substantially in the form of Exhibit C hereto), to the effect that such transferee (i) is not acquiring such note for, or with the assets of, an employee benefit plan or other retirement arrangement that is subject to Section 406 of ERISA or to Section 4975 of the Code or to any substantially similar law (“Similar Law”), or any entity deemed to hold the plan assets of the foregoing (collectively, “Benefit Plans”), or (ii)(a) the ratings for the Note have not declined since the Closing Date, (b) such transferee believes that the Note is properly treated as indebtedness without substantial equity features for purposes of 29 CFR § 2510.3 -101, and agrees to so treat the Note and (c) its acquisition and holding of such Note for, or with the assets of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under Section 4975(d)(20) of the Code, Section 408(b)(17) of ERISA, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

     In the case of a Note that is a Book-Entry Note, for purposes of clauses (i) or (ii) of the preceding paragraph, such representations shall be deemed to have been made to the Note Registrar by the transferee’s acceptance of such Note that is a Book-Entry Note (or the acceptance by a Note Holder of the beneficial interest in such Note).

     None of the Indenture Trustee, the Note Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 2.03(a) or for the Indenture Trustee or the Paying Agent making any payments due on such Note to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Indenture so long as the transfer was registered by the Note Registrar in accordance with the foregoing requirements. In addition, none of the Indenture Trustee, the Note Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Note in the form of a Book-Entry Note, and none of the Indenture Trustee, the Note Registrar or the Depositor shall have any liability for transfers of Book-Entry Notes or any interests therein made in violation of the restrictions on transfer described in the Prospectus and this Indenture.

     In the event that a Note is transferred to a Person that does not meet the requirements of this Section 2.03, such transfer shall be of no force and effect, shall be void ab initio, and shall not operate to transfer any rights to such Person, notwithstanding any instructions to the contrary to the Issuing Entity, the Indenture Trustee or any intermediary; and the Trust Administrator shall not make any payments on such Note for as long as such Person is the Holder of such Note.

     Each Note shall contain a legend substantially similar to the applicable legend provided in Exhibit A hereto stating that transfer of such Notes is subject to certain restrictions as set forth herein.

     (b) Any purported transfer of a Note (or any interest therein) not in accordance with this Section 2.03 shall be null and void and shall not be given effect for any purpose hereunder.

     (c) The Trust Administrator will not have the ability to monitor transfers of the Notes while they are in book-entry form and will have no liability for transfers of Book-Entry Notes in violation of any of the transfer restrictions described in this Section 2.03.

     Section 2.04. Registration; Registration of Transfer and Exchange. The Issuing Entity shall cause the Note Registrar to keep a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe and the restrictions on transfers of the Notes set forth herein, the Issuing Entity shall provide for the registration of Notes and the registration of transfers of Notes. The Trust Administrator initially shall be the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuing Entity shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuing Entity as Note Registrar, the Issuing Entity will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Subject to Section 2.03 upon surrender for registration of transfer of any Note at the office or agency of the Issuing Entity to be maintained as provided in Section 3.02, the Issuing Entity shall execute, and the Note Registrar shall authenticate and the Noteholder shall be entitled to obtain from the Note Registrar, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuing Entity shall execute, and the Note Registrar shall authenticate and the Noteholder shall be entitled to obtain from the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuing Entity, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuing Entity or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     The preceding provisions of this Section notwithstanding, the Issuing Entity shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

     Section 2.05. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trust Administrator such security or indemnity as may be required by it to hold the Issuing Entity and the Trust Administrator harmless, then, in the absence of actual notice to the Issuing Entity, the

Note Registrar or the Trust Administrator that such Note has been acquired by a protected purchaser, and upon certification provided by the Holder of such Note that the requirements of Section 8-405 of the Relevant UCC are met, the Issuing Entity shall execute, and upon its request the Note Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuing Entity may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuing Entity and the Note Registrar shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuing Entity or the Trust Administrator in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuing Entity, Trust Administrator or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trust Administrator) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuing Entity, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.06. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuing Entity, the Trust Administrator, the Indenture Trustee and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuing Entity, the Trust Administrator, the Indenture Trustee or any agent of the Issuing Entity or the Indenture Trustee shall be affected by notice to the contrary.

     Section 2.07. Payment of Principal and Interest.

     (a) Each Class of Notes shall accrue interest at the Interest Rate as set forth in the Transfer and Servicing Agreement, and such interest shall be payable on each Payment Date, subject to Section 3.01. Interest shall be computed on each Class of LIBOR Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest shall be computed on each Class of Notes (other than any Class of LIBOR Notes) on the basis of a 360-day year consisting of twelve 30-day months. With respect to each outstanding Class of LIBOR Notes, the Trust Administrator shall determine LIBOR for each applicable Accrual Period on the second London Business Day prior thereto, in accordance with the provisions of the Transfer and Servicing Agreement. All interest payments on each Class of Notes shall be made in the order provided for in Section 6.02 of the Transfer and Servicing Agreement. Any installment of interest or principal payable on any Note shall be paid on the applicable Payment Date to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date by check mailed first-class postage prepaid to such Person’s address as it appears on the Note Register on such Record Date or, upon written request made to the Note Registrar and the Paying Agent at least five Business Days prior to the related Record Date, by the Holder of a Note having an initial Note Principal Amount of not less than $2,500,000 by wire transfer in immediately available funds to an account specified in the request and at the expense of such Noteholder, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee, except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Maturity Date for such Class of Notes (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of the Notes shall be payable in installments on each Payment Date as provided herein and in the Notes, subject to Section 3.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or Holders of the Notes representing not less than a majority of the Outstanding Balance of the Priority Class Notes, have declared the Notes to be immediately due and payable in the manner provided in Section 5.02. All principal payments on a Class of Notes shall be made in accordance with Section 6.02 of the Transfer and Servicing Agreement. The Trust Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuing Entity expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile no later than five Business Days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

     Section 2.08. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Trust Administrator, be delivered to the Trust Administrator and shall be promptly cancelled by the Trust Administrator. The Issuing Entity may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuing Entity may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trust Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Note Registrar in accordance with its standard retention or disposal policy as in effect at the time unless the Issuing Entity shall direct by an Issuing Entity Order that they be destroyed or returned to it; provided, that such Issuing Entity Order is timely and the Notes have not been previously disposed of by the Trust Administrator.

     Section 2.09. Release of Collateral.

     (a) Except as otherwise provided in subsections (b) and (c) of this Section and the terms of the Operative Agreements, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it of an Issuing Entity Request accompanied by (i) an Officer’s Certificate, (ii) an Opinion of Counsel, (iii) certificates in accordance with TIA Sections 314(c) and (d)(1), and (iv)(A) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash.

     (b) The Servicer, on behalf of the Issuing Entity, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the Mortgaged Property at any time (i) after a payment by the Seller or the Issuing Entity of the Purchase Price of the Mortgage Loan, (ii) after a Qualifying Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Amount, if any, (iii) after liquidation of the Mortgage Loan in accordance with the Transfer and Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Collection Account, (iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property), or (v) as contemplated by Section 9.02 of the Transfer and Servicing Agreement.

     (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release or cause the applicable Custodian temporarily to release to such party the Mortgage File pursuant to the provisions of Section 5.15 of the Transfer and Servicing Agreement and Section 5 of the Custodial Agreement; provided, however, that the Mortgage File shall have been stamped to signify the Issuing Entity’s pledge to the Indenture Trustee under the Indenture.

     (d) The Indenture Trustee shall provide the Swap Counterparty with notice of any release of property pursuant to clause (a), (b) or (c) above.

     Section 2.10. Book-Entry Notes. Each Class of Notes will be issued in the form of typewritten Notes or Global Securities representing the Book-Entry Notes, to be delivered to, or to the Trust Administrator as custodian for, the initial Clearing Agency, by, or on behalf of, the

Issuing Entity. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner thereof will receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.11. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to such Note Owners pursuant to Section 2.12:

       (i) the provisions of this Section shall be in full force and effect;

       (ii) the Note Registrar, the Trust Administrator and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

       (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

       (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12, the Note Registrar shall not register any transfer of a beneficial interest in a Book-Entry Note; and the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

       (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Balance of the Notes (or the Priority Class Notes), the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to Section 2.12, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency, and shall have no obligation to such Note Owners.

     Section 2.12. Definitive Notes. If (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Issuing Entity is unable to locate a qualified successor or (ii) after the occurrence of an Event of Default hereunder, Note Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Balance of the Book-Entry Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners and the Clearing Agency consents, then the Clearing

Agency shall notify all Note Owners and the Note Registrar of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Note Registrar of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuing Entity shall execute and the Note Registrar shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuing Entity, the Note Registrar, Trust Administrator or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee and the Trust Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 2.13. Tax Treatment. The Issuing Entity has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes (other than the Retained Notes) will qualify as indebtedness of the Issuing Entity secured by the Collateral. The Issuing Entity, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuing Entity (other than any Retained Notes that are not treated as issued and outstanding indebtedness for federal income tax purposes), unless otherwise required by applicable law.

ARTICLE THREE

COVENANTS

     Section 3.01. Payment of Principal and Interest. The Issuing Entity will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture, and will duly and punctually pay all amounts owed to the Swap Counterparty under the Swap Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuing Entity to such Noteholder for all purposes of this Indenture.

     The Notes shall be non-recourse obligations of the Issuing Entity and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuing Entity shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuing Entity shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

     Section 3.02. Maintenance of Office or Agency. The Note Registrar on behalf of the Issuing Entity will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuing Entity in respect of the Notes and this Indenture may be served.

     Section 3.03. Money for Payments to be Held in Trust. As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account pursuant to Article VI of the Transfer and Servicing Agreement shall be made on behalf of the Issuing Entity by the Trust Administrator or by another Paying Agent, and no amounts so withdrawn from the such account for payments of Notes shall be paid over to the Issuing Entity except as provided in this Section.

     On or before the Business Day preceding each Payment Date, the Issuing Entity shall deposit or cause to be deposited in the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     The Trust Administrator is hereby appointed the initial Paying Agent. Any successor Paying Agent shall be appointed by Issuing Entity Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuing Entity shall be a Person that would be eligible to be Indenture Trustee hereunder as provided in Section 6.11. The Issuing Entity shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

     The Issuing Entity shall cause each Paying Agent other than the Indenture Trustee or the Trust Administrator, as initial Paying Agent, to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee and the Trust Administrator (and if the Indenture Trustee or the Trust Administrator acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

       (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and in the Transfer and Servicing Agreement and pay such sums to such Persons as herein provided;

       (ii) give the Indenture Trustee, the Trust Administrator and the Swap Counterparty notice of any default by the Issuing Entity of which the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Notes;

       (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Trust Administrator all sums so held in trust by such Paying Agent;

       (iv) immediately resign as a Paying Agent and forthwith pay to the Trust Administrator all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

       (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Depositor shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Trust Administrator and the Paying Agent.

     The Issuing Entity may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuing Entity Order direct any Paying Agent to pay to the Trust Administrator all sums held in trust by such Paying Agent, such sums to be held by the Trust Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trust Administrator, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuing Entity on Issuing Entity Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuing Entity for payment thereof (but only to the extent of the amounts so paid to the Issuing Entity), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuing Entity cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuing Entity. The Paying Agent shall also adopt and employ, at the expense and direction of the Issuing Entity, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee, the Trust Administrator or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04. Existence.

     (a) The Issuing Entity will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuing Entity hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuing Entity will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

     (b) Any successor to the Owner Trustee appointed pursuant to Section 9.03 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     Section 3.05. Protection of Collateral. The Issuing Entity will from time to time execute, deliver and file all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

       (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof,

       (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

       (iii) enforce any rights with respect to the Collateral; or

       (iv) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in such Collateral against the claims of all persons and parties.

     The Issuing Entity hereby designates each of the Indenture Trustee and the Trust Administrator as its agent and attorneys-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05 and hereby authorizes the Trust Administrator to prepare and file UCC continuation statements with respect to the UCC financing statements filed in respect of the Closing Date (copies of which shall be provided to the Trust Administrator) and, if the Trust Administrator receives written notice from the Seller, the Depositor or the Owner Trustee that an amendment to any such financing statement is required, an amendment to any such financing statement.

     Section 3.06. Opinions as to Collateral. On the Closing Date, the Issuing Entity shall furnish to the Trust Administrator and the Indenture Trustee an Opinion of Counsel to the effect that either, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to make effective the lien and security interest of this Indenture, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

     Section 3.07. Performance of Obligations.

     (a) The Issuing Entity will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

     (b) The Issuing Entity may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuing Entity shall be deemed to be action taken by the Issuing Entity. Initially, the Issuing Entity has contracted with the Trust Administrator pursuant to the Transfer and Servicing Agreement to assist the Issuing Entity in performing certain of its duties under this Indenture.

     (c) The Issuing Entity will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Operative Agreements and in the instruments and agreements included in the Collateral, including but not limited to filing or causing to be filed all financing statements and continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

     (d) If a responsible officer of the Owner Trustee shall have written notice or actual knowledge of the occurrence of an Event of Default under the Transfer and Servicing Agreement, the Issuing Entity shall promptly notify the Indenture Trustee, the Swap Counterparty and each Rating Agency thereof.

     (e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuing Entity agrees (i) that it will not, without the prior written consent of the Indenture Trustee or the Holders of at least a majority in Outstanding Balance of the Notes affected thereby, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Operative Agreements (except to the extent otherwise provided in any such Operative Agreement), or waive timely performance or observance by the Trust Administrator or the Depositor of its respective duties under the Transfer and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, payments that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the Outstanding Notes affected thereby. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, the Issuing Entity agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

     Section 3.08. Negative Covenants. So long as any Notes or the Swap Agreement are Outstanding, the Issuing Entity shall not:

       (i) except as expressly permitted by this Indenture, the Mortgage Loan Purchase Agreement or the Transfer and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuing Entity, including those included in the Collateral, unless directed to do so by the Indenture Trustee;

       (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

       (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case with respect to any Collateral and arising solely as a result of an action or omission of a Borrower or as otherwise permitted in the Transfer and Servicing Agreement) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics’ or other lien) or as otherwise permitted in the Transfer and Servicing Agreement) security interest in the Collateral;

       (iv) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

       (v) remove the Trust Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal;

       (vi) take any other action or fail to take any action that would (i) jeopardize the status of the Holder of the Ownership Certificate as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary under the Code, or (ii) result in an imposition of an entity level tax on the Issuing Entity; or

       (vii) except with the prior written consent of the Noteholders, take any action described in Section 5.06 of the Trust Agreement.

     Section 3.09. Annual Statement as to Compliance. The Issuing Entity will deliver to the Indenture Trustee and the Trust Administrator, within 120 days after the end of each fiscal year of the Issuing Entity (commencing with the fiscal year ending December 31, 2007), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

       (i) a review of the activities of the Issuing Entity during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

       (ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuing Entity has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10. Treatment of Notes as Debt for Tax Purposes. The Issuing Entity shall, and shall cause the Trust Administrator to, treat the Notes as indebtedness for all federal, state and local income, single business, and franchise tax purposes (other than any Retained Notes that are not treated as issued and outstanding indebtedness for federal income tax purposes) unless otherwise required by applicable law.

     Section 3.11. [Reserved]

     Section 3.12. No Other Business. The Issuing Entity shall not engage in any business other than financing, purchasing, owning, selling and managing the Collateral in the manner contemplated by this Indenture and the Operative Agreements and activities incidental thereto.

     Section 3.13. No Borrowing. The Issuing Entity shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes.

     Section 3.14. [Reserved].

     Section 3.15. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Transfer and Servicing Agreement or this Indenture, the Issuing Entity shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     Section 3.16. Capital Expenditures. The Issuing Entity shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

     Section 3.17. Removal of Trust Administrator. So long as any Notes are Outstanding, the Issuing Entity shall not remove the Trust Administrator without cause unless the Issuing Entity has received a letter from each Rating Agency to the effect that such removal will not cause the then-current ratings on the Notes to be qualified, reduced or withdrawn.

     Section 3.18. Restricted Payments. The Issuing Entity shall not, directly or indirectly, (i) pay any dividend or make any payment (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuing Entity or otherwise with respect to any ownership or equity interest or security in or of the Issuing Entity, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, the Issuing Entity may make, or cause to be made, payments and distributions as contemplated by, and to the extent funds are available for such purpose under, the Transfer and Servicing Agreement, any Swap Agreement, this Indenture or the Trust Agreement. The Issuing Entity will not, directly or indirectly, make payments to or from the Collection Account except in accordance with this Indenture and the Operative Agreements.

     Section 3.19. Notice of Events of Default. The Issuing Entity shall promptly, and in no event more than three Business Days following such event, give the Indenture Trustee, Trust Administrator, the Swap Counterparty and each Rating Agency written notice of each Event of Default hereunder, and each default on the part of the Trust Administrator or the Depositor of its obligations under the Transfer and Servicing Agreement, to the extent a responsible officer of the Owner Trustee shall have written notice or actual knowledge thereof.

     Section 3.20. Further Instruments and Acts. Upon request of the Indenture Trustee or the Trust Administrator, the Issuing Entity will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.21. Covenants of the Issuing Entity. All covenants of the Issuing Entity in this Indenture are covenants of the Issuing Entity and are not covenants of the Owner Trustee in its individual capacity. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture on behalf of the Issuing Entity solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuing Entity hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuing Entity.

     Section 3.22. Representations and Warranties of the Issuing Entity.

     (a)  With respect to the Mortgage Notes, the Issuing Entity represents and warrants that:

       (i)  This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)) in the Mortgage Notes in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuing Entity;

       (ii) The Mortgage Notes constitute “instruments” within the meaning of the applicable UCC;

       (iii) The Issuing Entity owns and has good title to the Mortgage Notes free and clear of any lien, claim or encumbrance of any Person;

       (iv) The Issuing Entity has received all consents and approvals required by the terms of the Mortgage Notes to the pledge of the Mortgage Notes hereunder to the Indenture Trustee;

       (v) All original executed copies of each Mortgage Note have been or will be delivered to the Indenture Trustee (or its custodian), as set forth in the Transfer and Servicing Agreement;

       (vi)  The Issuing Entity has received a written acknowledgement from the  Indenture Trustee (or its custodian) that it is holding the Mortgage Notes solely on behalf  and for the benefit of the Indenture Trustee;

       (vii) Other than the security interest granted to the Indenture Trustee pursuant  to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security  interest in, or otherwise conveyed any of the Mortgage Notes. The Issuing Entity has not  authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of the collateral covering the Mortgage Notes other than  a financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment  or tax lien filings against the Issuing Entity; and

       (viii) None of the Mortgage Notes has any marks or notations indicating that  they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

     (b)  With respect to the Swap Agreement, the Issuing Entity represents and warrants that:

       (i)  This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)) in the rights of the Issuing Entity under the Swap Agreement in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Issuing Entity;

       (ii) The rights of the Issuing Entity under the Swap Agreement constitute “general intangibles” within the meaning of the applicable UCC;

       (iii) The Issuing Entity owns and has good and marketable title to its rights under the Swap Agreement and the rights of the Issuing Entity under the Swap Agreement are not subject to any lien, claim or encumbrance of any Person other than the Indenture Trustee;

       (iv) The Issuing Entity has received all consents and approvals required by the terms of the Swap Agreement to the pledge of its rights under the Swap Agreement hereunder to the Indenture Trustee; All original executed copies of each Mortgage Note have been or will be delivered to the Indenture Trustee (or its custodian), as set forth in the Transfer and Servicing Agreement;

       (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuing Entity has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of its rights under the Swap Agreement. The Issuing Entity has not authorized the filing of and is not aware of any financing statements against the Issuing Entity that include a description of the collateral covering the Swap Agreement other than a financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuing Entity is not aware of any judgment or tax lien filings against the Issuing Entity; and

       (vi) The Issuing Entity has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the rights of the Issuing Entity under the Swap Agreement granted to the Indenture Trustee hereunder.

     (c) The representations and warranties set forth in this Section 3.22 shall survive the Closing Date and shall not be waived.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

     Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee and the Trust Administrator under Sections 3.03 and 4.02) and (v) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuing Entity, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when either (I) the Transfer and Servicing Agreement has been terminated pursuant to Section 9.01 thereof and no obligations remain outstanding under the Swap Agreement or (II)

  (A) either

         (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuing Entity and thereafter repaid to the Issuing Entity or discharged from such trust, as provided in Section 3.03) have been delivered to the Trust Administrator for cancellation; or

         (2) all Notes not theretofore delivered to the Trust Administrator for cancellation

           (a) have become due and payable,

           (b) will become due and payable at the applicable Maturity Date within one year, or

           (c) are to be called for redemption within one year under arrangements satisfactory to the Trust Administrator for the giving of notice of redemption by the Trust Administrator in the name, and at the expense, of the Issuing Entity, and the Issuing Entity, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Trust Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trust Administrator for cancellation when due to the Maturity Date or Redemption Date (if the Notes are called for redemption pursuant to Section 10.01 hereof), as the case may be;

       (B) the Issuing Entity has paid or caused to be paid all other sums payable hereunder (and under the Swap Agreement by the Issuing Entity) by the Issuing Entity;

       (C) the Issuing Entity has delivered to the Indenture Trustee and the Trust Administrator an Officer’s Certificate and an Opinion of Counsel (at the Issuing Entity’s expense) and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01 hereof and, subject to Section 11.02 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; and

       (D) the Issuing Entity has delivered to each Rating Agency notice of such satisfaction and discharge.

     Section 4.02. Application of Trust Money. All moneys deposited with the Trust Administrator pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trust Administrator may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trust Administrator, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

     Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trust Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuing Entity, be paid to the Trust Administrator to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 4.04. Trust Money Received by Indenture Trustee. If the Indenture Trustee receives any moneys in respect of the Collateral (other than with respect to any amounts in respect of any payments or reimbursements of fees, expenses or indemnity amounts properly owing to the Indenture Trustee pursuant to the terms of any of the Operative Agreements), the Indenture Trustee shall remit promptly such funds to the Trust Administrator.

ARTICLE FIVE

REMEDIES

     Section 5.01. Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (i) Default for thirty days or more in the payment of any Current Interest on the Notes when the same becomes due and payable under Section 6.02 of the Transfer and Servicing Agreement and if the Senior Notes are no longer outstanding, a default for thirty days or more in the payment of the related Deferred Interest for the most senior class of Notes;

       (ii) failure to pay the entire principal of any Note when the same becomes due and payable under the Transfer and Servicing Agreement or on the applicable Maturity Date;

       (iii) failure to observe or perform any covenant or agreement of the Issuing Entity made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuing Entity made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the Holders of at least 25% of the Outstanding Balance of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder;

       (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuing Entity or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuing Entity’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

       (v) the receipt of notice from the Holder of the Ownership Certificate to the Indenture Trustee of such Holder’s failure to qualify as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a Qualified REIT Subsidiary; or

       (vi) the commencement by the Issuing Entity of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuing Entity to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuing Entity to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuing Entity or for any substantial part of the Collateral, or the making by the Issuing Entity of any general assignment for the benefit of creditors, or the failure by the Issuing Entity generally to pay its debts as such debts become due, or the taking of any action by the Issuing Entity in furtherance of any of the foregoing.

     The Issuing Entity shall deliver to the Indenture Trustee and the Swap Counterparty, within five days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), its status and what action the Issuing Entity is taking or proposes to take with respect thereto.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, or shall, at the direction of the Holders of Notes representing not less than a majority of the Outstanding Balance of the Priority Class Notes, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuing Entity and the Swap Counterparty (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest on the Notes through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article Five provided, the Holders of Notes representing a majority of the Outstanding Balance of the Priority Class Notes, by written notice to the Issuing Entity, the Swap Counterparty and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

       (i) the Issuing Entity has paid or deposited with the Trust Administrator a sum sufficient to pay:

         (a) all payments of principal of and interest on all affected Priority Class Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

         (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

       (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     The Holders of Non-Priority Class Notes shall have no right to exercise any Noteholders’ rights referred to in this Article Five, except to the extent expressly provided herein.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuing Entity covenants that if (i) default is made in the payment of any Current Interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of any Note when the same becomes due and payable on the applicable Maturity Date, the Issuing Entity will, upon demand of the Indenture Trustee, pay to the Trust Administrator on behalf of the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and such amounts as may be due to the Swap Counterparty.

     (b) In case the Issuing Entity shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuing Entity upon such Notes and collect in the manner provided by law out of the property of the Issuing Entity upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion, or shall, at the direction of the Holders of Priority Class Notes representing not less than a majority of the Outstanding Balance thereof, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuing Entity or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuing Entity or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuing Entity or other obligor upon the Notes, or to the creditors or property of the Issuing Entity or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, fraud, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

         (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any Proceedings relative to the Issuing Entity, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Trust Administrator on behalf of the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by it or its agents, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, fraud, willful misconduct or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes and the Swap Counterparty.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04. Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, and at the direction of Holders of Priority Class Notes representing a majority of the Outstanding Balance thereof shall, do one or more of the following (subject to Section 5.05):

         (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuing Entity and any other obligor upon such Notes moneys adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

         (iii) exercise any remedies of a secured party under the Relevant UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

         (iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate any Collateral following an Event of Default, other than an Event of Default described in Section 5.01(i) or (ii), unless (A) the Holders of 100% of the Outstanding Balance of the Notes consent thereto or (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Outstanding Balance of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely conclusively upon an opinion of an Independent investment banking or accounting firm of national reputation (at the expense of the Issuing Entity) as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article Five, the Trust Administrator, on its behalf, shall pay out the money or property in the following order:

           first: to the Indenture Trustee, for all reasonable and customary costs or expenses, including any reasonable and customary attorneys’ fees, incurred by it in connection with the enforcement of the remedies provided for in this Article V and for any other unpaid amounts due to the Indenture Trustee hereunder, to the Trust Administrator for any amounts due and owing to it under the Transfer and Servicing Agreement, to the Custodian for any amounts due and owing to them under the Custodial Agreement, and to the Owner Trustee, to the extent of any reasonable and customary fees and expenses due and owing to it (including pursuant to Section 7.03 of the Trust Agreement) and for any other unpaid amounts due to the Owner Trustee under the Transfer and Servicing Agreement;

           second: to the Servicer for any Servicing Fees then due and unpaid and any unreimbursed Advances and other servicing advances;

           third: to the Swap Counterparty, any Net Swap Payments, if any, owed under the Swap Agreement;

           fourth: to the Notes, all accrued and unpaid interest thereon (including any Deferred Interest and any Available Funds Shortfall) and amounts in respect of principal, and to the Swap Counterparty, any swap termination payments, in each case according to the priorities set forth in Section 6.02 of the Transfer and Servicing Agreement; provided, however, that accrued and unpaid interest shall be paid to Noteholders of each Class of Notes before any payments in respect of principal; and

           fifth: to the Owner Trustee or its Paying Agent for any amounts to be distributed to the Holder of the Ownership Certificate.

     The Indenture Trustee shall consult with the Trust Administrator to fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuing Entity shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05. Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and be fully protected in relying conclusively upon an opinion (at the expense of the Issuing Entity) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     Section 5.06. Limitation of Suits. Other than as otherwise expressly provided herein in the case of an Event of Default, no Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

       (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

       (ii) the Holders of not less than 25% of the Outstanding Balance of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

       (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

       (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

       (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Balance of the Notes.

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Outstanding Balance of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest (including any Deferred Interest and any Available Funds Shortfall), if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuing Entity, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.11. Control by Noteholders. Except as otherwise provided in Section 5.02, the Holders of a majority of the Outstanding Balance of the Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

       (i) such direction shall not be in conflict with any rule of law or with this Indenture;

       (ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than 100% of the Outstanding Balance of the Notes;

       (iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Balance of the Notes to sell or liquidate the Collateral shall be of no force and effect; and

       (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     Notwithstanding the rights of the Noteholders set forth in this Section, subject to Section 6.01(h), the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Outstanding Balance of the Notes may waive, in writing, any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuing Entity, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Balance of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14. Waiver of Stay or Extension Laws. The Issuing Entity covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuing Entity (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuing Entity or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuing Entity. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) .

Section 5.16. Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so, the Issuing Entity shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller, the Depositor, or the Trust Administrator, as applicable, of each of their obligations to the Issuing Entity under or in connection with the Mortgage Loan Purchase Agreement and Transfer and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuing Entity under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Depositor or the Trust Administrator, as applicable, under the Mortgage Loan Purchase Agreement and Transfer and Servicing Agreement and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Depositor or the Trust Administrator of each of their applicable obligations under the Mortgage Loan Purchase Agreement and Transfer and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of a majority of the Outstanding Balance of the Priority Class Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuing Entity against the Depositor or the Trust Administrator under or in connection with the Transfer and Servicing Agreement or the Seller under or in connection with the Mortgage Loan Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Depositor, of each of their applicable obligations to the Issuing

Entity thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Transfer and Servicing Agreement, and any right of the Issuing Entity to take such action shall be suspended.

ARTICLE SIX

THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

     (b) Except during the continuance of an Event of Default:
       (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

       (ii) in the absence of bad faith, fraud, negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and on their face conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, its own willful misconduct, its own fraud or its own bad faith, except that:

        (i) this paragraph does not limit the effect of paragraph (a) of this Section;

        (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

       (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with this Indenture or upon a direction received by it from the requisite Noteholders pursuant to Article V; and

       (iv) the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of (a) any failure by the Issuing Entity to comply with its obligations hereunder or in the Operative Agreements or (b) any Default or Event of Default, unless a Responsible Officer of the Indenture Trustee assigned to and working in its corporate trust department obtains actual knowledge of such Default or Event of Default or shall have received written notice thereof. In the absence of such actual knowledge or notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

     (e) The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Operative Agreements, including principal of or interest on the Notes, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuing Entity.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Transfer and Servicing Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses.

     (h) Every provision of this Indenture or any Operative Agreement relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section, Section 6.02 and to the provisions of the TIA.

     (i) The Indenture Trustee shall execute and deliver the Transfer and Servicing Agreement and perform its duties thereunder.

     (j) The Indenture Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Indenture Trustee is a party, except as expressly provided (i) in accordance with the powers granted to and the authority conferred upon the Indenture Trustee pursuant to this Indenture or any other Operative Agreement (to which the Indenture Trustee is a party), and (ii) in accordance with any document or instruction delivered to the Indenture Trustee pursuant to the terms of this Indenture; and no implied duties or obligations shall be read into this Indenture or any Operative Agreement against the Indenture Trustee. The Indenture Trustee agrees that it will, at the cost and expense of the Issuing Entity, promptly take all action as may be necessary to discharge any liens on any part of the Collateral that result from actions by, or claims against itself (in its individual capacity, and not in the capacity of Indenture Trustee) that are not related to the administration of the Collateral.

     Section 6.02. Rights of Indenture Trustee.

     (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, which shall not be at the expense of the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel. The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Operative Agreement shall not be construed as a duty and the Indenture Trustee shall not be answerable for other than its negligence, fraud, bad faith or willful misconduct in the performance of such act.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence, fraud or bad faith.

     (e) The Indenture Trustee may consult with counsel, and any Opinion of Counsel with respect to legal matters relating to this Indenture, any Operative Agreement and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with any Opinion of Counsel of such counsel.

     (f) In the event that the Indenture Trustee is also acting as Paying Agent, Note Registrar, Custodian or Trust Administrator hereunder or under any Operative Agreement, the rights and protections afforded to the Indenture Trustee pursuant to this Article Six shall be afforded to such Paying Agent, Note Registrar, Custodian and Trust Administrator.

     (g) The permissive rights of the Indenture Trustee enumerated herein shall not be construed as duties.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuing Entity or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

     Section 6.04. Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of any of the Operative Agreements or the Notes or the sufficiency of the Collateral; it shall not be accountable for the Issuing Entity’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuing Entity or the Servicer in this Indenture, any

Operative Agreement or in any other document issued in connection with the sale of the Notes or in the Notes.

     Section 6.05. Notice of Defaults. If a Default occurs and is continuing and if a Responsible Officer of the Indenture Trustee has actual knowledge thereof, the Indenture Trustee shall give prompt written notice thereof to each Noteholder and the Swap Counterparty.

     Section 6.06. Reports by Indenture Trustee to Holders. The Trust Administrator shall deliver to each Noteholder such information with respect to the Notes as may be required to enable such holder to prepare its federal and state income tax returns and shall file such information returns with the Internal Revenue Service with respect to payments or accruals of interest on the Notes as are required to be filed under the Code or applicable Treasury Regulations.

     Section 6.07. Compensation and Indemnity. The Indenture Trustee shall be entitled, as compensation for its services, a fee to be paid by the Depositor as provided in the Transfer and Servicing Agreement. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee and any co-trustee shall be reimbursed on behalf of the Issuing Entity from funds in the Collection Account, as provided in the Transfer and Servicing Agreement, for all reasonable ordinary out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services (as provided in the Transfer and Servicing Agreement). Reimbursable expenses under this Section shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuing Entity shall indemnify the Indenture Trustee, any co-trustee and their respective employees, directors and agents, as provided in the Transfer and Servicing Agreement and from funds in the Collection Account, against any and all claim, loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or under any Operative Agreement, including, without limitation, the execution and filing of any information returns. The Indenture Trustee or co-trustee, as applicable, shall notify the Issuing Entity and the Trust Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee or the co-trustee, as applicable, to so notify the Issuing Entity and the Trust Administrator shall not relieve the Issuing Entity or the Trust Administrator of its obligations hereunder. The Issuing Entity shall defend any such claim, and the Indenture Trustee and any co-trustee may have separate counsel and the fees and expenses of such counsel shall be payable on behalf of the Issuing Entity from funds in the Collection Account. The Issuing Entity shall not be required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or any co-trustee through the Indenture Trustee’s or co-trustee’s, as the case may be, own willful misconduct, negligence, fraud or bad faith.

     The Issuing Entity’s obligations to the Indenture Trustee and any co-trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the termination of discharge of this Indenture. When the Indenture Trustee or any co-trustee incurs expenses after the occurrence of a Default specified in Section 5.01(iv) or (vi) with respect to the Issuing Entity, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section. The Indenture Trustee may resign at any time by giving 90 days’ written notice thereof to the Depositor, the Issuing Entity, each Noteholder, the Swap Counterparty and each Rating Agency. The Issuing Entity shall remove the Indenture Trustee if:

(i)	the Indenture Trustee fails to comply with Section 6.11;

(ii)	the Indenture Trustee is adjudged bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)	the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuing Entity shall promptly appoint a successor Indenture Trustee that satisfies the eligibility requirements of Section 6.11.

     The resigning or removed Indenture Trustee agrees to cooperate with any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee’s responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee’s functions hereunder.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuing Entity. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Swap Counterparty. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuing Entity or the Holders of a majority in Outstanding Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     If Wells Fargo Bank, N.A. is removed as Indenture Trustee, it shall also be removed as Trust Administrator.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency prior written notice of any such transaction.

     Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Swap Counterparty, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

       (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

       (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

       (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Six. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times (i) satisfy the requirements of TIA Section 310(a), (ii) have a combined capital and surplus of at least $100,000,000 as set forth in its most recently published annual report of condition, (iii) have a long-term debt rating equivalent to “A” or better and a short-term debt rating equivalent to “A-1” or better by the Rating Agencies or be otherwise acceptable to the Rating Agencies, and (iv) not be an Affiliate of the Issuing Entity or the Owner Trustee. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuing Entity are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12. Representations and Warranties. The Indenture Trustee hereby represents that:

     (a) the Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

     (b) the Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

     (c) the consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under the articles of organization or bylaws of the Indenture Trustee or, to the knowledge of the Indenture Trustee, any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

     (d) to the Indenture Trustee’s best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (i) asserting the invalidity of this Indenture, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

     Section 6.13. Preferential Collection of Claims Against Issuing Entity. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE SEVEN

NOTEHOLDERS’ LISTS AND REPORTS

     Section 7.01. Note Registrar To Furnish to the Indenture Trustee the Names and Addresses of Noteholders. The Note Registrar will furnish or cause to be furnished to the Indenture Trustee at such times as the Indenture Trustee may request in writing, within 30 days after receipt by the Note Registrar of any such request, a list in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of a date not more than 10 days prior to the time such list is furnished.

     Section 7.02. Preservation of Information: Communications to Noteholders.

     (a) The Trust Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Trust Administrator as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Trust Administrator in its capacity as Note Registrar. The Trust Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished. If three or more Noteholders, or one or more Holders of a Class of Notes evidencing not less than 25% of the Outstanding Balance thereof (hereinafter referred to as “Applicants”), apply in writing to the Trust Administrator or the Indenture Trustee, and such application states that the Applicants desire to communicate with other holders with respect to their rights under this Indenture or under the Notes, then the Trust Administrator shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Holders. Every Holder, by receiving and holding a Note, agrees with the Issuing Entity, the Indenture Trustee and the Trust Administrator that neither the Issuing Entity, the Indenture Trustee nor the Trust Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders under this Indenture, regardless of the source from which such information was derived.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuing Entity, the Indenture Trustee and the Trust Administrator shall have the protection of TIA Section 312(e).

     Section 7.03. Reports by Issuing Entity.

     (a) The Issuing Entity shall:

       (i) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuing Entity with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Delivery of such information, documents and reports to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuing Entity’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officers’ Certificates); and

       (ii) supply to the Trust Administrator (and the Trust Administrator shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuing Entity pursuant to clause (i) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuing Entity otherwise determines and notifies the Indenture Trustee and the Trust Administrator in writing, the fiscal year of the Issuing Entity shall end on December 31 of each year.

     Section 7.04. Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each May 15, beginning with May 15, 2007, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuing Entity shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

ARTICLE EIGHT

ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and the Trust Administrator shall receive and collect on behalf of the Indenture Trustee, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Trust Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

     Section 8.02. Disbursements. On each Payment Date and Redemption Date, the Paying Agent (or, if the Indenture Trustee acts as Paying Agent, the Indenture Trustee) shall distribute all amounts on deposit in the Collection Account as provided in Sections 5.08 and 6.02 of the Transfer and Servicing Agreement.

     Section 8.03. Release of Collateral.

     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture and the Transfer and Servicing Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article Eight shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as it is notified in writing that there are no Notes outstanding and all sums due to the Noteholders and the Swap Counterparty pursuant to the Transfer and Servicing Agreement and all fees and expenses of the Indenture Trustee, the Trust Administrator and the Custodian pursuant to this Indenture or any other Operative Agreement have been paid, release any remaining portion of the Collateral that secured the Notes and the Swap Agreement from the lien of this Indenture and release to the Issuing Entity or any other Person entitled thereto any funds then on deposit in the Trust Account and assign or transfer any outstanding Swap Agreement. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this subsection (b) only upon receipt of an Issuing Entity Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 hereof.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

     Section 9.01. Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency, the Issuing Entity and the Indenture Trustee and with the prior written consent of the Swap Counterparty (but only to the extent such supplemental indenture materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and as long as the Swap Agreement is in effect), when authorized by an Issuing Entity Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

       (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

       (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuing Entity, and the assumption by any such successor of the covenants of the Issuing Entity herein and in the Notes contained;

       (iii) to add to the covenants of the Issuing Entity, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuing Entity;

       (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

       (v) (A) to cure any ambiguity, (B) to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provisions herein or in any supplemental indenture or to conform the provisions hereof to those of the Offering Document, (C) to obtain or maintain a rating for a Class of Notes from a nationally recognized statistical rating organization, (D) to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (D) of this subparagraph (v) shall adversely affect in any material respect the interests of any Holder not consenting thereto;

       (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article ; or

       (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel stating that as a result of such supplemental indenture, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds directly, or indirectly through one or more Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by a REIT or a Qualified REIT Subsidiary, a 100% ownership interest in the Ownership Certificate, and the Indenture Trustee receives an Officer’s Certificate from the Holder of the Ownership Certificate that the Holder of the Ownership Certificate qualifies as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary and the Holder of the Ownership Certificate holds a 100% ownership interest in the Ownership Certificate.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) A letter from each Rating Agency to the effect that any supplemental indenture entered into pursuant to this Section 9.01 will not cause the then-current ratings on the Notes to be qualified, reduced or withdrawn shall constitute conclusive evidence that such amendment does not adversely affect in any material respect the interests of the Noteholders.

     Section 9.02. Supplemental Indentures with Consent of Noteholders. The Issuing Entity and the Indenture Trustee, when authorized by an Issuing Entity Order, also may, with prior notice to each Rating Agency and with the consent of the Holders of not less than 66-2/3% of the Outstanding Balance of the Notes and with the prior written consent of the Swap Counterparty (but only to the extent such supplemental indenture materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and as long as the Swap Agreement is in effect), by Act of such Holders delivered to the Issuing Entity and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, (i) adversely affect the interests of the Noteholders without the consent of the Holder of each Outstanding Note affected thereby, (ii) reduce in any manner the amount of, or delay the timing of, payments in respect of any Note, (iii) alter the obligations of the Servicer or the Indenture Trustee to make an Advance or alter the servicing standards set forth in the Transfer and Servicing Agreement or the Servicing Agreement, (iv) reduce the aforesaid percentages of Notes the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Notes affected thereby, or (v) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, subject the Trust to federal income tax as long as an entity that qualifies as a REIT under the Code holds directly, or indirectly through one or more Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by a REIT or a Qualified REIT Subsidiary, a 100% ownership interest in the Ownership Certificate, and provided further, that the Indenture Trustee receives an Officer’s Certificate from the Holder of the Ownership Certificate that the Holder of the Ownership Certificate qualifies as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly owned by a REIT or a Qualified REIT Subsidiary and the Holder of the Ownership Certificate holds a 100% ownership interest in the Ownership Certificate.

     The Indenture Trustee may rely on an Opinion of Counsel to determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder.

     It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuing Entity and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Issuing Entity shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates and each Rating Agency a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Section 6.02, shall be fully protected in relying upon, in addition to the documents required under Section 11.01, an Opinion of Counsel to the effect provided in Section 9.07. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuing Entity and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and if required by the Trust Administrator shall, bear a notation in a form approved by the Trust Administrator as to any matter provided for in such supplemental indenture. If the Issuing Entity or the Trust Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Trust Administrator and the Issuing Entity, to any such supplemental indenture may be prepared and executed by the Issuing Entity and authenticated and delivered by the Trust Administrator in exchange for Outstanding Notes.

     Section 9.07. Opinion of Counsel. In connection with any supplemental indenture pursuant to this Article Nine, the Indenture Trustee shall be entitled to receive an Opinion of Counsel to the effect that such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article Nine have been met.

     Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

ARTICLE TEN

REDEMPTION OF NOTES

     Section 10.01. Redemption. The Notes are subject to redemption pursuant to Section 9.02 of the Transfer and Servicing Agreement. If the Notes are to be redeemed pursuant to Section 9.02 of the Transfer and Servicing Agreement, the Servicer shall furnish notice of its exercise of its option to redeem the Notes to the Issuing Entity, the Indenture Trustee, the Swap Counterparty, and the Trust Administrator not later than 15 days prior to the Redemption Date, and the Servicer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Trust Administrator or in the Collection Account the Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 hereof to each Holder of the Notes.

     Section 10.02. Form of Redemption Notice. Notice of redemption under Section 10.01 shall be given by the Trust Administrator by first-class mail, postage prepaid, or by facsimile mailed or transmitted not later than ten days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, and to the Swap Counterparty with a copy to the Issuing Entity, the Indenture Trustee, the Owner Trustee, each Rating Agency and the Depositor, at such entity’s address or facsimile number appearing in the Note Register or in the Swap Agreement, as applicable.

All notices of redemption shall state:

(i)	the Redemption Date;

(ii)	the Redemption Price; and

(iii)	the place where such Notes are to be surrendered for payment of the Redemption Price
(which shall be the office or agency of the Issuing Entity to be maintained as provided in Section 3.02).

     Notice of redemption of the Notes shall be given by the Trust Administrator in the name and at the expense of the Issuing Entity. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03. Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required under Section 10.02 (in the case of redemption pursuant to Section 10.01) and remittance to the Trust Administrator of the Redemption Price as required under Section 10.01, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuing Entity shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE ELEVEN

MISCELLANEOUS

     Section 11.01. Compliance Certificates and Opinions, etc. Upon any application or request by the Issuing Entity to the Indenture Trustee to take any action under any provision of this Indenture, the Issuing Entity shall furnish to the Indenture Trustee: (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

       (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

       (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

       (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

       (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person,

it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuing Entity may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuing Entity or the Trust Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuing Entity or the Trust Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuing Entity shall deliver any document as a condition of the granting of such application, or as evidence of the Issuing Entity’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuing Entity to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article Six.

     Section 11.03. Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuing Entity. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuing Entity, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuing Entity in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04. Notices, etc., to Indenture Trustee, Trust Administrator, Issuing Entity and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

       (i) the Indenture Trustee by any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

       (ii) the Trust Administrator by the Indenture Trustee, any Noteholder or by the Issuing Entity shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trust Administrator at its Corporate Trust Office, or

       (iii) the Issuing Entity by the Indenture Trustee, the Trust Administrator or any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuing Entity addressed to the address provided in the Transfer and Servicing Agreement, or at any other address previously furnished in writing to the Indenture Trustee by the Issuing Entity. The Issuing Entity shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies and/or the Swap Counterparty by the Issuing Entity, the Indenture Trustee, the Trust Administrator or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the address provided in the Transfer and Servicing Agreement or such other address as shall be designated by written notice to the other parties.

     Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 11.06. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.08. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuing Entity shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.09. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.10. Benefits of Indenture and Consents of Noteholders. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Swap Counterparty and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture. Notwithstanding anything to the contrary herein, the Swap Counterparty is an express third party beneficiary of this Indenture.

     Section 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.12. Governing Law. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuing Entity and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.15. Trust Obligations.

     (a) No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its respective individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their respective individual capacities) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles Six, Seven and Eight of the Trust Agreement.

     (b) In addition, (i) this Indenture is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity or the Owner Trustee is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association, but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and by. any Person claiming by, through or under the Indenture Trustee, and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity under this Indenture or the Operative Agreements.

     Section 11.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Operative Agreements.

     Section 11.17. Inspection. The Issuing Entity agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and/or the Swap Counterparty, during the Issuing Entity’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuing Entity, to make copies and extracts therefrom, to cause such books to be audited by Independent Public Accountants, and to discuss the Issuing Entity’s affairs, finances and accounts with the Issuing Entity’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     IN WITNESS WHEREOF, the Issuing Entity, the Trust Administrator and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1, as Issuing Entity

By:	U.S. BANK TRUST NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee

	By:	/s/ Charles F. Pedersen
Name: Charles F. Pedersen Title: Vice President

WELLS FARGO BANK, N.A., not in its individual capacity but solely as Trust Administrator and as Indenture Trustee

	By:	/s/ Carla S. Walker
Name: Carla S. Walker Title: Vice President

EXHIBIT A

FORMS OF NOTES

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUING ENTITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE DOES NOT EVIDENCE AN OBLIGATION OF OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE ISSUING ENTITY, THE DEPOSITOR, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE, THE TRUST ADMINISTRATOR, OR ANY AFFILIATE OF ANY OF THEM AND IS NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR PRIVATE INSURER.

     THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

     [FOR SUBORDINATE NOTES: THIS NOTE IS SUBORDINATE IN RIGHT OF PAYMENT AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN.]

     EACH PURCHASER OF THIS NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.03 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUING ENTITY, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY.

THIS NOTE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR TO ANY SUBSTANTIALLY SIMILAR LAW (“SIMILAR LAW”) OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING (“BENEFIT PLAN”), UNLESS THE TRANSFEREE REPRESENTS AND WARRANTS THAT (X) THE RATINGS FOR THIS NOTE HAVE NOT DECLINED SINCE THE CLOSING DATE, (Y) THE TRANSFEREE BELIEVES THAT THIS NOTE IS PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE PLAN ASSET REGULATIONS, 29 C.F.R. § 2510.3 -

101, AND AGREES TO SO TREAT THE NOTE, AND (Z) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY SECTION 4975(D)(20) OF THE CODE, SECTION 408(B)(17) OF ERISA, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95- 60, PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION AND WILL NOT RESULT IN A NON-EXEMPT VIOLATION OF ANY SIMILAR LAW. EACH INVESTOR IN THIS NOTE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATIONS AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE IN VIOLATION OF THE FOREGOING.

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1

CLASS NOTES

[Aggregate Class Principal Amount of the Class Notes: $]	[Class Principal Amount of this Note: $]

Interest Rate:	Initial Cut-off Date: April 1, 2007

Number:	CUSIP No.:

     FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1, a statutory trust organized and existing under the laws of the State of Delaware (herein referred to as the “Issuing Entity”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________________ ($ __________) payable on each Payment Date in an amount equal to the result obtained by multiplying (A) the Percentage Interest evidenced by this Note (obtained by dividing the initial Class Principal Amount of this Note by the initial Class Principal Amount of all Class Notes, both as specified above) and (B) the amount payable on such Payment Date in respect of principal of the Class Notes pursuant to the Indenture dated as of April 1, 2007 (as amended and supplemented from time to time, the “Indenture”), between the Issuing Entity, Wells Fargo Bank, N.A., as Trust Administrator (the “Trust Administrator”) and as Indenture Trustee (the “Indenture Trustee”); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the Payment Date occurring in __________________] (the “Maturity Date”) or as otherwise specified in the Indenture. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture or the Transfer and Servicing Agreement dated as of April 1, 2007 (as amended and supplemented from time to time, the “Transfer and Servicing Agreement”), by and among the Trust, Fieldstone Mortgage Investment Corporation, as depositor (the “Depositor”), Wells Fargo Bank, N.A., as trust administrator (in such capacity, the “Trust Administrator”) and indenture trustee (in such capacity, the “Indenture Trustee”), Litton Loan Servicing LP, as servicer, and Fieldstone Investment Corporation, as seller, which agreements also contain rules as to construction that shall be applicable herein.

     The Issuing Entity will pay interest on this Note at a per annum rate equal to the applicable Interest Rate, on the principal amount of this Note outstanding on the immediately preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date) on each Payment Date until the principal of this Note is paid or made available for payment in full.

     Payments on this Note will be made on the 25th day of each month or, if such a day is not a Business Day, then on the next succeeding Business Day, commencing in April 2007 (each, a “Payment Date”), to the Person in whose name this Note is registered [For LIBOR Notes: at the close of business on the Business Day immediately preceding such Payment Date] [For Class M10 Notes: at the close of business on the last Business Day of the month immediately preceding the month of such Payment Date] (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Note and the amount, if any, required to be distributed to all the Notes of the Class represented by this Note. All sums distributable on this Note are payable in the coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

     All payments made by the Issuing Entity with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

     Unless the certificate of authentication hereon has been executed by the Trust Administrator whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuing Entity has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1

By:	U.S. BANK TRUST NATIONAL
ASSOCIATION, not in its individual
capacity but solely as Owner Trustee under
the Trust Agreement

By:
Authorized Signatory

Dated:_______________________, 2007

TRUST ADMINISTRATOR’S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes designated above and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., not in its
individual capacity but solely as Trust
Administrator

By:
Authorized Signatory

Dated:_______________________, 2007

FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1

     This Note is one of a duly authorized issue of Notes of the Issuing Entity, all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for, a statement of the respective rights and obligations thereunder of the Issuing Entity, the Indenture Trustee and the Holders of the Notes. To the extent that any provision of this Note contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. This Note is subject to all terms of the Indenture.

     The Class 1-A, Class 2-A1, Class 2-A2, and Class 2-A3 Notes (the “Senior Notes”) are, and will be, equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. The rights of the Holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes (the “Subordinate Notes”) to receive payments or distribution of interest and principal are, and will be, subordinate to the rights of the Holders of the Senior Notes to receive payments of interest and principal, respectively, as provided in the Indenture.

     Payments to each Noteholder shall be made (i) by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the books of the Note Registrar and Paying Agent as of the close of business on each Record Date or (ii) upon written request made to the Note Registrar and Paying Agent at least five Business Days prior to the related Record Date by the Holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer in immediately available funds to an account specified in writing by such Noteholder. The final payment in retirement of this Note shall be made only upon surrender of this Note to the Note Registrar and Paying Agent at the office thereof specified in the notice to Noteholders of such final payment mailed prior to the Payment Date on which the final payment is expected to be made to the Holder thereof.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered by the Note Registrar upon surrender of this Note for registration of transfer at the office or agency designated by the Issuing Entity pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent’s Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

     The Class 1-A, Class 2-Al, Class 2-A2, and Class 2-A3 Notes will be issued in minimum denominations of $100,000 in original principal amount and in integral multiples of $1 in excess thereof. The Class Ml, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes will be issued in minimum denominations of $100,000 in original principal amount and integral multiples of $1 in excess thereof.

     The Notes are subject to optional redemption in accordance with the Indenture and the Transfer and Servicing Agreement.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuing Entity, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee, or the Owner Trustee in their respective individual capacities, (ii) any owner of a beneficial interest in the Issuing Entity or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuing Entity, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such Noteholder or Note Owner will not at any time institute against the Depositor or the Issuing Entity, or join in any institution against the Depositor or the Issuing Entity of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the other Operative Agreements.

     Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of the Indenture.

     The Issuing Entity has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuing Entity secured by the Collateral. Each Noteholder, by acceptance of a Note (and each Note Owner by acceptance of a beneficial interest in a Note), agrees to treat the Notes for all federal, state and local income tax purposes as indebtedness (except that any Note held by a person that, for federal income tax purposes, owns or is treated as owning a 100% Percentage Interest of the Ownership Certificate shall not be treated as outstanding indebtedness).

     Prior to the due presentment for registration of transfer of this Note, the Issuing Entity, the Indenture Trustee, the Note Registrar, the Paying Agent and any agent of the Issuing Entity or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuing

Entity, the Indenture Trustee, the Note Registrar, the Paying Agent or any such agent shall be affected by notice to the contrary.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Issuing Entity and the rights of the Holders of the Notes under the Indenture at any time by the Depositor, the Issuing Entity and the Indenture Trustee with the consent of the Holders of not less than 66-2/3% of the Outstanding Balance of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders. Any such consent or waiver by the Holder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Holders of the Notes issued thereunder.

     The term “Issuing Entity” as used in this Note includes any successor to the Issuing Entity under the Indenture.

     The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

     THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuing Entity, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

     Anything herein to the contrary notwithstanding, except as expressly provided in the Operative Agreements, none of the Issuing Entity in its individual capacity, the Owner Trustee in its individual capacity, the Indenture Trustee in its individual capacity, any owner of a beneficial interest in the Issuing Entity, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Operative Agreements, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuing Entity for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee: __________________________

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ______________________________*/

Signature Guaranteed:

___________________________________*/

*/ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF ERISA TRANSFER AFFIDAVIT

date
STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

Re:	Fieldstone Mortgage Investment Trust, Series 2007-1 Mortgage-Backed Notes, Series 2007-1

     1. The undersigned is the ________________________ of (the “Investor”), a [corporation duly organized] and existing under the laws of _____________________, on behalf of which he makes this affidavit.

     2. The Investor either (i) is not, and on ____________ [date of transfer] will not be, acquiring the Notes for, or on behalf of, an employee benefit plan or other retirement arrangement that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended (or to any substantially similar law (“Similar Law”)) or any entity deemed to hold the plan assets of the foregoing (a “Benefit Plan”) or (ii) (x) the ratings for the Notes have not declined since the Closing Date, (y) we believe that the Notes are properly treated as indebtedness without substantial equity features for purposes of 29 C.F.R. § 2510.3 -101, and agree to so treat the notes, and (z) our acquisition and holding of the Notes for, or on behalf of, a Benefit Plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under Section 4975(d)(20) of the Code, Section 408(b)(17) of ERISA, Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

     3. The Investor hereby acknowledges that under the terms of the Indenture among Fieldstone Mortgage Investment Trust, Series 2007-1, as Issuing Entity, Wells Fargo Bank, N.A., as Trust Administrator and as Indenture Trustee, dated as of April 1, 2007, no transfer of any Note shall be permitted to be made to any person unless the Indenture Trustee has received a certificate from such transferee in the form hereof.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this _______ day of ______________, 20_.

[Investor]

By:
Name:
Title:

ATTEST:
___________________

STATE OF	)
) ss.:
COUNTY OF	)

     Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this _____ day of ___________ 20_.

NOTARY PUBLIC

My commission expires the ____day of ___________, 20___.

C-22